Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Glenbrook Life and Annuity Company (the "Company") on Form S-3 of our report dated February 20, 2002 relating to the financial statements and the related financial statement schedule of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2001, to its use in the Statements of Additional Information (which are incorporated by reference in the Prospectuses of the Company), which are part of Registration Statement No. 333-69660 of Glenbrook Life and Annuity Company Separate Account A (the "Separate Account") and Registration Statements No. 333-55306, No. 333-65826, and No. 333-62922 of Glenbrook Life Multi-Manager Variable Account (the "Variable Account"), to the use of our reports dated March 8, 2002 relating to the financial statements of the Separate Account and the Variable Account also appearing in such Statements of Additional Information and to the references to us under the heading "Experts" in such Prospectuses and Statements of Additional Information.




/s/ Deloitte & Touche LLP
Chicago, Illinois
May 22, 2002

  Exhibit 23(b)

                                   LAW OFFICES
                              BRICKER & ECKLER LLP
                             100 South Third Street
                            COLUMBUS, OHIO 43215-4291

                            TELEPHONE (614) 227-2300

                               FAX (614) 227-2390
                             EMAIL: INFO@BRICKER.COM
                   INTERNET HOME PAGE: HTTP://WWW.BRICKER.COM

                                -------------


                           WRITER'S DIRECT DIAL NUMBER

                                 (614) 227-4896

                                  May 17, 2002





Glenbrook Life and Annuity Company
3100 Sanders Road, J5B
Northbrook, IL  60002-7154

         Re:    Form S-3 Registration Statement
                Under the Securities Act of 1933
                File No. 333-_______________

         We hereby consent to the filing of this letter as an exhibit to the above-referenced Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus incorporated in the Form S-3 Registration Statement, for fixed account interests under flexible premium deferred fixed and variable annuity contracts, to be issued by the Company, through its general account and its Glenbrook Life and Annuity Company Separate Account A.

                                            Sincerely,

                                            /S/ BRICKER & ECKLER LLP

                                            Bricker & Eckler LLP


Columbus, Ohio
May 17, 2002